EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-92613
(To Prospectus dated July 3, 2003)                                     333-95807







                             [HOLDRS TELECOM LOGO]


                        1,000,000,000 Depositary Receipts
                            Telecom HOLDRS (SM) Trust

      This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Telecom HOLDRS (SM) Trust.

     The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                         Share      Primary
                       Name of Company         Ticker    Amounts Trading Market
      ALLTEL Corp.                               AT         2         NYSE
      AT&T Corp.                                 T          5         NYSE
      AT&T Wireless Services                    AWE       8.045       NYSE
      BCE Inc.                                  BCE         5         NYSE
      BellSouth Corp.                           BLS        15         NYSE
      Cincinnati Bell Incorporated              CBB         2         NYSE
      CenturyTel, Inc.                          CTL         1         NYSE
      Level 3 Communications, Inc.              LVLT        3        NASDAQ
      Nextel Communications, Inc.               NXTL        6        NASDAQ
      Qwest Communications International Inc.    Q      12.91728      NYSE
      SBC Communications Inc.                   SBC        27         NYSE
      Sprint Corporation-FON Group              FON         6         NYSE
      Sprint Corporation-PCS Group              PCS         6         NYSE
      Telephone and Data Systems, Inc.          TDS         1         AMEX
      Verizon Communications                     VZ       21.76       NYSE


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2003.